As filed with the Securities and Exchange Commission on April 17, 2025.
 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SERINA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in our Charter)

Delaware	2834	82-1436829
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Steven Ledger
Chief Executive Officer
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(256) 327-9630
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Please send copies of all communications to:
Scott Ludwig
Stephen Hinton
Bradley Arant Boult Cummings LLP
200 Clinton Avenue Huntsville Alabama 35801
(256) 517-5100
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement on Form S-3 is a continuation of the registration statement on form S-1 (File No. 333-279121) (the “Prior Registration Statement”) of the Company filed on May 3, 2024, amended on June 17, 2024, and July 3, 2024, and declared effective on July 9, 2024.
The Prior Registration Statement constituted a prospectus of the Company under the Securities Act of 1933, as amended, with respect to (i) 1,500,284 shares of our common stock issuable upon the exercise of Post-Merger Warrants; (ii) 1,500,284 Incentive Warrants; and (iii) 1,500,284 shares of our common stock issuable upon the exercise of Incentive Warrants; (iii) up to 755,728 shares of our common stock issuable upon the exercise of 755,728 Post-Merger Warrants; (iv) up to 1,133,593 shares of our common stock issuable upon the exercise of 1,133,593 Incentive Warrants; and (v) up to 2,267,188 shares of our common stock outstanding as of the date thereof. This Registration Statement covers the same offering of 377,865 shares of our common stock issued upon the exercise of 377,865 Post-Merger Warrants, 377,865 shares of our common stock issuable upon the exercise of 377,865 Incentive Warrants and 2,267,188 shares of our common stock under the Prior Registration Statement and includes the resale of up to 2,340,114 shares of our common stock by the selling stockholders. In addition, this continuing Registration Statement is filed to provide more recent financial statements.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
Subject to Completion, dated April 17, 2025
PRELIMINARY PROSPECTUS
5,593,972 Shares of Common Stock
This prospectus relates to the resale by the proposed resale or other disposition from time to time, in one or more offerings, by the selling stockholders identified herein of up to (i) 3,267,189 shares of our common stock, par value $0.0001 per share (the “Common Stock”), (ii) 755,728 shares of Common Stock issuable upon exercise of certain replacement incentive warrants (the “Warrant Shares”) granted to certain selling stockholders, (iii) 962,250 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock (the “Conversion Shares”), issued pursuant to that certain Securities Purchase Agreement, dated as of April 8, 2025, (iv) up to 230,940 shares of Common Stock issuable upon the payment of dividends in the form of Common Stock to the holders of the Series A Convertible Preferred Stock (“PIK Shares”), based on the Company's reasonable good-faith estimate of the number of PIK Shares to be issued, if any, and (v) 377,865 shares of Common Stock issuable upon the exercise of 377,865 incentive warrants (“Incentive Warrant Shares”). The Common Stock, the Warrant Shares, the Conversion Shares, the PIK Shares, and the Incentive Warrant Shares are collectively referred to herein as the “Securities”.
Our registration of the Securities covered by this prospectus does not mean that either we or the selling stockholders will issue, offer or sell, as applicable, any of the Securities hereby registered. The selling stockholders may offer, sell, or distribute all or a portion of the Securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The selling stockholders may sell the Securities to or through underwriters, broker-dealer or agents, who may receive compensation in the form of discounts, concession or commissions from the selling stockholders, the purchasers of the Securities, or both.
This prospectus provides you with only a general description of these Securities and the manner in which the selling stockholders may offer these Securities. Any prospectus supplement may also add, update, or change information contained in this prospectus. We provide more information about how a selling stockholder may sell the Securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
Our common stock is listed on the NYSE American Market under the symbol “SER.” On April 16, 2025, the last reported sales price of our common stock was $5.25 per share.
Investing in our securities involved a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and any similar section contained in the documents incorporated by reference and in the applicable prospectus supplement concerning factors you should consider before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is       , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell up to an aggregate of 5,593,972 shares of our common stock in one or more offerings.
This prospectus provides you with a general description of the Securities the selling stockholder may offer. Each time a selling stockholder sells the Securities, we will, if necessary and required by law, provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
This registration statement, of which this prospectus is a part, contains more information than this prospectus regarding us and the matters discussed in this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the SEC’s website or at the SEC’s offices, as described below under the heading “Where You Can Find More Information”. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” of this prospectus, before making your investment decision.
Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us, the selling stockholders, or any underwriter specifying the final terms of a particular offering. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Serina,” “we,” “us,” “our” and similar terms refer to Serina Therapeutics, Inc. (f/k/a AgeX Therapeutics, Inc.) and our consolidated subsidiaries. References to “AgeX” refer to our predecessor company prior to the consummation of the Merger.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus and any applicable prospectus supplement constitute a part of the registration statement, but do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet website that contains reports, proxy and information statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
We also maintain an internet website at https://serinatherapeutics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
Incorporation by Reference
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents filed by Serina Therapeutics, Inc., that are listed below and any future filings made by Serina Therapeutics, Inc., with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding information deemed to be furnished and not filed with the SEC, until all the securities are sold, prior to the termination of the offerings under this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.
We incorporate by reference the documents listed below:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;
•Our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 15, 2025, and February 3, 2025, February 12, 2025, March 24, 2025, March 24, 2025, April 7, 2025, and April 14, 2025 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and
•The description of our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (256) 327-9630 or by contacting: Serina Therapeutics, Inc., Attn: Corporate Secretary, 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•the benefits of the Merger;
•our financial performance following the Merger;
•our strategies, prospects, plans, expectations and objectives of management for future operations and projected capital resources and financial position;
•statements concerning proposed products or product candidates;
•the benefits that may be derived from, or the commercial or market opportunity of, our product candidates;
•statements regarding future economic conditions or performance; and
•statements of belief and any statement of assumptions underlying any of the foregoing.
For a discussion of the factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and for a discussion of risk associated with us, see “Risk Factors” beginning on page 6 of this prospectus. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we filed with the SEC. See “Where You Can Find More Information” beginning on page 2 of this prospectus.
If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. We urge you to carefully read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or the SEC which are described under “Where You Can Find More Information”. Please carefully consider, among other things, the information provided in “Risk Factors” beginning on page 6 and “Cautionary Note Regarding Forward-Looking Statements”.
The Company
We are a clinical-stage biotechnology company developing a pipeline of wholly-owned drug product candidates to treat neurological diseases and pain. Our POZ PlatformTM (“POZ”) drug delivery technology is designed to enable certain existing drugs and novel drug candidates to be modified in a way that may provide an increase in efficacy and safety of the resulting polymeric drug conjugate. Our business is largely focused on the development of a wholly-owned pipeline of POZ-enabled drug candidates for central nervous system (“CNS”) indications, including Parkinson’s disease, epilepsy, and pain. For additional information about our business, operations, and financial results, see the documents listed under “Where You Can Find More Information”.
Risk Factors
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Please see “Risk Factors” on page 6 of this prospectus for further information.
Corporate Information
On March 26, 2024, the Delaware corporation incorporated on January 6, 2017, and formerly known as “AgeX Therapeutics, Inc.” completed our previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2023 (the “Merger Agreement”), by and among AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”), Canaria Transaction Corporation, an Alabama corporation and a wholly owned subsidiary of AgeX (“Merger Sub”), and Serina Therapeutics, Inc., an Alabama corporation (“Legacy Serina”), pursuant to which Merger Sub merged with and into Legacy Serina, with Legacy Serina surviving the merger as a wholly owned subsidiary of AgeX (the “Merger”). Immediately following the consummation of the Merger, AgeX changed our name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.” (the “Company”) and the Company’s common stock, par value $0.0001 per share (“common stock”), began trading on the NYSE American under the symbol “SER.”
Our principal executive offices are located at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806, and our telephone number is (256) 327-9630. Our website address is https://serinatherapeutics.com/. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.
We use our logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

THE OFFERING
This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to 5,593,972 shares of common stock. We are not offering any shares of common stock for sale under the registration statement of which this prospectus is a part.

Shares of common stock that may be offered by the selling stockholder:
Up to: (i) 3,267,189 shares of our common stock, par value $0.0001 per share (the “Common Stock”), (ii) 755,728 shares of Common Stock issuable upon exercise of certain replacement incentive warrants (the “Warrant Shares”) granted to certain selling stockholders, (iii) 962,250 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock (the “Conversion Shares”), issued pursuant to that certain Securities Purchase Agreement, dated as of April 8, 2025, (iv) up to 230,940 shares of Common Stock issuable upon the payment of dividends in the form of Common Stock to the holders of the Series A Convertible Preferred Stock (“PIK Shares”), based on the Company's reasonable good-faith estimate of the number of PIK Shares to be issued, if any, and (v) 377,865 shares of Common Stock issuable upon the exercise of 377,865 incentive warrants (“Incentive Warrant Shares”).

Use of Proceeds:	We will not receive any proceeds from the sale of the Shares covered by this prospectus.

Offering Price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 6 of this prospectus.

NYSE American Symbol:	SER

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common units could decline, and you may lose some or all of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.”
If any of these risks or uncertainties actually occur, our business, financial condition, results of operations or cash flows could be adversely affected. When the selling stockholders sell shares of common stock pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Securities by the selling stockholders pursuant to this prospectus. The selling stockholders will receive all of the proceeds from the sale of the Securities registered by this prospectus. For information about the selling stockholders, see “Selling Stockholders.”
The selling stockholders will be responsible for any broker or similar commissions and any legal fees or other costs of the selling stockholders, and we will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including (i) all registration and filing fees, (ii) printing expenses, messenger, telephone and delivery expenses, (iii) fees and expenses of our counsel, auditors, independent engineers and accountants, and (iv) all expenses related to marketing the sale of the shares of common stock.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, which we refer to as our charter, our bylaws and applicable provisions of Delaware corporate law. You should read our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting Rights. Each holder of record of common stock are entitled to one vote for each share of common stock which is outstanding on all matters on which stockholders are entitled to vote generally. The holders of shares of common stock do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not be entitled to vote on any amendment to our Amended and Restated Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights, or to qualifications, limitations or restrictions thereof, of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon pursuant to our Amended and Restated Certificate of Incorporation or pursuant to the DGCL.
Other Rights. Holders of shares of our common stock will not have any dividend, liquidation, preemptive, subscription or conversion rights, and there will not be any redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Our Board is authorized to issue from time to time, without further vote or action by the stockholders, up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our Board is authorized, within the limitations and restrictions stated in our Amended and Restated Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred shares, and the number of shares constituting such series and the designation thereof.
On April 8, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors for a private placement of securities (the “Private Placement”). At the closing of the Private Placement, the Company issued an aggregate of 962,250 shares of the Company's Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), at a purchase price of $5.18 per share of Series A Preferred Stock.
We currently have no plans to issue any additional series or shares of preferred stock, but we believe that the ability to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. Our Board could issue shares of preferred stock having conversion privileges or having voting, dividend and liquidation rights superior to those of the shares of common stock, which could adversely affect the voting power of the common stockholders, including the loss of voting control to others, and delay, defer or prevent a change in control of the Company without further action by the stockholders. This could discourage an acquisition attempt or other transaction that stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then-market price of the stock.
If our Board were to issue a new series of preferred stock, the issuance of such shares could:
•decrease the amount of earnings and assets available for distribution to any common stockholders;
•make removal of management more difficult;
•result in restrictions upon the payment of dividends and other distributions to any common stockholders;

•delay or prevent a change in control of the Company; and
•limit the price that investors are willing to pay in the future for the shares of common stock
Anti-takeover Effects of Delaware Law and Provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws
The Company is subject to the provisions of Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.
The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws do not opt out of Section 203.
Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Classified Board of Directors; Removal of Directors; Filling Vacancies. Our Amended and Restated Certificate of Incorporation provides that the directors shall be divided into three classes, with each class having a three-year term expiring on a staggered basis. In addition, our Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws provide that any or all of the directors (other than the directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series) may be removed only for cause and only by the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class. Subject to the rights granted to the holders of any one or more series of preferred stock then outstanding, any newly-created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.
Special Meetings and Notice Procedures. Our Amended and Restated Bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may only be called by or at the direction of the board of directors or the chair of the board of directors. Stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting. In addition, our Amended and Restated Bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election to our Board or to propose matters to be acted upon at stockholders’ meetings. As a result, these provisions of the Amended and Restated Bylaws may delay stockholder actions with respect to business combinations or a change in management and may make it more difficult for third parties to acquire control of the Company.
Advanced Notice Bylaws. For director nominations or other business to be properly brought before an annual meeting by a stockholder, such stockholder must generally provide notice to our Secretary no later than 90 days and no more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, such notice must be delivered no more than 120 days prior to such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) ten days after the day on which public disclosure of the date of such meeting is first made.
Exclusive Jurisdiction. Our Amended and Restated Certificate of Incorporation provides that unless we select or consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or to our stockholders, creditors or other constituents, (iii) any action asserting a claim against us or any of our current or former directors or officers arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine.
No Action by Consent. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent or consents (written, electronic, or otherwise) of such stockholders.
Amendment to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. Pursuant to the DGCL, an amendment to our Amended and Restated Certificate of Incorporation generally requires: (a) recommendation of our Board; (b) the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote; and (c) the affirmative vote of a majority of the voting power of the outstanding stock of each class entitled to vote; provided that any provision of Articles 5, 6, 7, 8, and 9 of our Amended and Restated Certificate of Incorporation can only be altered, amended or repealed upon the affirmative vote of the holders of at least two-thirds of our capital stock entitled to vote generally in an election of directors, voting together as a single class. Furthermore, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our Board can make, alter, amend and repeal our Amended and Restated Bylaws subject to the power of our stockholders to alter, amend or repeal the bylaws; provided, however, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, the affirmative vote of the holders of at least two-thirds of our capital stock entitled to vote generally in an election of directors, voting together as a single class, shall be required to make, alter amend or repeal our Amended and Restated Bylaws or to adopt any provision inconsistent therewith.
Authorized but Unissued Shares of Capital Stock. The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance following the closing of the Merger without stockholder approval, subject to any limitations imposed by the listing requirements of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and our preferred stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders may choose not to sell any of the Securities. The selling stockholders may sell the Securities offered pursuant to this prospectus and any accompanying prospectus supplement directly, through agents or to or through underwriters, brokers, or dealers, in privately negotiated transactions, in ordinary brokerage transactions and transactions in which the broker solicits purchasers, in block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, in exchange distributions and/or secondary distributions, through the distributions of the shares of common stock by the selling stockholders to its members, managers, affiliates, employees, directors or equity holders, in a combination of any such methods of disposition, and through any other method permitted pursuant to applicable law. The selling stockholders may distribute the Securities offered pursuant to this prospectus and any accompanying prospectus supplement from time to time in one or more transactions at: a fixed price; market prices prevailing at the time of sale; prices related to prevailing market prices; varying prices determined at the time of sale; or negotiated prices. The selling stockholders may make sales of our common stock on the NYSE American or otherwise at prices and under terms prevailing at the time of sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions.
In connection with sales of the Securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions it assumes. The selling stockholders also may engage in short sales, short sales against the box, puts and calls and other transactions in the shares of common stock, or derivatives thereof, and may sell and deliver its common stock in connection therewith, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.
In addition, the selling stockholders may from time to time sell shares of common stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. The selling stockholder may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers.
As of the date of this prospectus, neither we nor the selling stockholders have engaged any underwriter, broker, dealer, or agent in connection with any specific distribution of shares of common stock pursuant to this prospectus by the selling stockholder. To the extent required, the number of shares of common stock to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in a prospectus supplement. The aggregate net proceeds to the selling stockholders from the sale of their shares of common stock offered hereby will be the sale price of those shares, less any commissions, if any, and other expenses of issuance and distribution not borne by us.
We will pay the costs and expenses related to the registration and offering of the Securities offered hereby. We will not pay any underwriting fees, discounts and selling commissions (and similar fees or arrangements associated therewith) and transfer taxes allocable to the selling stockholders’ sale of their shares of common stock; these expenses will be paid by the selling stockholders.
The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of common stock owned by the selling stockholders and registered under this prospectus, including liabilities arising under the Securities Act. We may indemnify underwriters, brokers, dealers, and agents against specific liabilities to which they may become subject in connection with the sale of the shares of common stock owned by the selling stockholders and registered under this prospectus, including liabilities under the Securities Act.

SELLING STOCKHOLDERS
This prospectus covers the resale from time to time of up to 5,593,972 shares of common stock by the selling stockholders.
The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of April 16, 2025. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.
The following table and footnote disclosure following the table sets forth the name of the selling stockholders, the nature of any position, office or other material relationship, if any, that the selling stockholders have had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholders before this offering. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for the selling stockholders includes all shares of our common stock beneficially held by such selling stockholders as of April 16, 2025. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after April 16, 2025 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that the selling stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned.
We have assumed that all shares of common stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of common stock being offered in the offering. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Common Stock to be Sold Pursuant to this Prospectus(5)	Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Stockholder(1)	Number	Percentage(2)	Number	Number	Percentage
JuvVentures (UK) Limited(3)	4,530,375	40.8%	4,400,782	129,593	1.2%
Gregory Bailey(4)	843,124	7.9%	762,548	80,576	0.8%
Henry Elkus, as Trustee, of 25 Gamma Trust U/A/D 2/8/2025	9,652	0.1%	9,652	0	0%
Jim Mellon	96,525	1.0%	96,525	0	0%
Jay R. Venkatesan, as Investment Trustee of The Jay Venkatesan Legacy Trust (dated 3/21/2024)	96,525	1.0%	96,525	0	0%
__________________
(1)All information regarding the selling stockholder was provided by the selling stockholder as of April 16, 2025.
(2)Percentage ownership is based on 9,967,381 shares of common stock of the Company outstanding as of April 15, 2025.

(3)Includes (i) 3,267,189 shares of Common Stock, (ii) 755,728 shares of Common Stock issuable upon exercise of certain incentive warrants (the “Warrant Shares”) granted to certain selling stockholders, (iii) 377,865 shares of Common Stock issuable upon the exercise of 377,865 incentive warrants (the “Incentive Warrant Shares”), and (iv) 129,593 shares of Common Stock that may be acquired on exercise of certain warrants that are not included in this offering.
(4)Includes (i) 762,548 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, (ii) 67,243 shares of Common Stock, and (iii) 13,333 shares of Common Stock subject to options that may be exercised within 60 days of April 16, 2025.
(5)This does not include PIK Shares registered under this offering.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. If additional legal matters are passed on for us, or any underwriters, dealers, or agents, by counsel, we will name that counsel in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Serina Therapeutics, Inc. and subsidiaries as of and for the years ended December 31, 2024 and 2023, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing. This report on the financial statements contains an explanatory paragraph regarding Serina Therapeutics, Inc.’s ability to continue as a going concern.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant), in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$ 6,401.80
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$6,401.80
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
Item 15. Indemnification of Directors and Officers
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of our directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in our certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of our directors and executive officers. These agreements provide that the registrant will indemnify each of our directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
The registrant also maintains standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

Item 16. Exhibits
Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of August 13. 2018, by and between Escape Therapeutics, Inc. and AgeX Therapeutics, Inc.
2.2	Agreement and Plan of Merger and Reorganization, dated August 29, 2023, by and among AgeX Therapeutics, Inc., Canaria Transaction Corporation and Serina Therapeutics, Inc.
4.1*	Agreement, dated November 26, 2024, by and between Serina Therapeutics, Inc., Juvenescence Limited, and JuvVentures (UK) Limited.
5.1*	Opinion of Bradley Arant Boult Cummings LLP
23.1*	Consent of Frazier & Deeter, LLC (Serina Therapeutics, Inc.)
23.2	Consent of Bradley Arant Boult Cummings LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained on signature pages)
107*	Filing Fee Table
__________________
*Filed herewith
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on April 17, 2025.

SERINA THERAPEUTICS, INC.

By:	/s/ Steve Ledger

Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Balkrishan (Simba) Gill	Executive Chairman of the Board of Directors	April 17, 2025
Balkrishan (Simba) Gill

/s/ Steve Ledger	Chief Executive Officer and Director	April 17, 2025
Steve Ledger	(Principal Executive Officer)

/s/ Gregory S. Curhan	Chief Financial Officer	April 17, 2025
Gregory S. Curhan	(Principal Financial and Accounting Officer)

/s/ Gregory H. Bailey	Director	April 17, 2025
Gregory H. Bailey

/s/ Remy Gross	Director	April 17, 2025
Remy Gross

/s/ Richard Marshall	Director	April 17, 2025
Richard Marshall

/s/ Jay Venkatesan	Director	April 17, 2025
Jay Venkatesan

/s/ Karen J. Wilson	Director	April 17, 2025
Karen J. Wilson